UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2014, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc. (the “Company”), the Company’s stockholders approved the proposed amendments to the BioScrip, Inc. 2008 Equity Incentive Plan (the “Plan”), as previously described in the Company’s 2014 definitive proxy materials, to (i) increase by 2,500,000 the number of authorized shares of the Company’s common stock available for issuance under the Plan, and (ii) clarify that cash dividends or dividend equivalents may not be paid to holders of unvested restricted stock units, restricted stock grants and performance units until such awards are vested and non-forfeitable. The Company’s stockholders also re-approved at the Annual Meeting the material terms of the performance goals that are a part of the Plan, as previously described in the Company’s 2014 definitive proxy materials. The amendments to the Plan and material terms of the performance goals had been previously approved, subject to stockholder approval, by the Company’s Board of Directors (the “Board”). The amendments to the Plan became effective immediately upon stockholder approval at the Annual Meeting. The material terms of the Plan, as amended and restated, are summarized in the Company’s 2014 definitive proxy materials filed with the Securities and Exchange Commission (collectively, the “Proxy Materials”), and are incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the Plan, as amended and restated, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company (i) elected ten directors to serve for one-year terms, (ii) approved by an advisory non-binding vote the compensation paid to the Company’s named executive officers, (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (iv) as described above, approved amendments to the Plan and re-approved the material terms of the performance goals that are a part of the Plan. The proposals are described in detail in the Proxy Materials.

On March 19, 2014, the record date for the Annual Meeting, 68,191,587 shares of the Company’s common stock were issued and outstanding, of which 62,084,009 were present at the Annual Meeting for purposes of establishing a quorum. The final results for the votes regarding each proposal are set forth below.

1.           Election of ten directors, as set forth in the Proxy Materials, to each serve a one-year term expiring at the conclusion of the Company’s 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Name	Votes FOR	Votes Withheld
Richard M. Smith	50,299,912	402,804
Charlotte W. Collins	48,040,817	2,661,899
Samuel P. Frieder	50,194,850	507,866
Myron Z. Holubiak	48,394,942	2,307,774
David R. Hubers	50,198,602	504,114
Yon Y. Jorden	50,163,494	539,222
Tricia H. Nguyen	50,244,158	418,558
Richard L. Robbins	48,262,577	2,440,139
Stuart A. Samuels	50,197,538	505,178
Gordon H. Woodward	48,490,166	2,212,550

In addition, there were 11,381,293 broker non-votes for the election of directors.

2.          Approval, by advisory vote on a non-binding basis, of the compensation paid to the Company’s named executive officers:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes

46,538,847	833,868	3,330,001	11,381,293

3.          Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes FOR	Votes AGAINST	Abstentions

59,552,661	2,511,139	20,209

4.          Approval of amendments to the Plan to (i) increase by 2,500,000 the number of authorized shares of the Company’s common stock available for issuance under the Plan, and (ii) clarify that cash dividends or dividend equivalents may not be paid to holders of unvested restricted stock units, restricted stock grants and performance units until such awards are vested and non-forfeitable, and re-approval of the material terms of the performance goals that are a part of the Plan:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes

36,364,258	14,266,565	71,893	11,381,293

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On May 14, 2014, the Company issued a press release announcing the election at the Annual Meeting of Yon Y. Jorden as a new member of the Board (the “Press Release”). A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: May 14, 2014	By:	/s/ Kimberlee C. Seah
Kimberlee C. Seah
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated BioScrip, Inc. 2008 Equity Incentive Plan.

99.1	Press Release issued by the Company dated May 14, 2014.